UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 of 15(d) of the
Securities Exchange act of 1934

Date of report (Date of earliest event reported): November 8, 2010

FREEDOM ENVIRONMENTAL SERVICES, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or jurisdiction of incorporation or organization)	56-2291458 (I.R.S. Employer Identification No.)
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7380 W Sand Lake Rd # 543, Orlando, FL 32819
(Address of principal executive offices)       (Zip Code)

Registrant's telephone number, including area code
 (407) 658-6100
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Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE
This amended 8-K is being filed to include Exhibit 16.1 and is modified solely for that purpose.

As used in this report,  the terms "we",  "us",  "our",  "our company," or "the Corporation" refers to Freedom Environmental Services, Inc.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Our disclosure and analysis in this Current Report on Form 8-K contains some forward-looking statements. Certain of the matters discussed concerning our operations, cash flows, financial position, economic performance and financial condition, and the effect of economic conditions include forward-looking statements.

Statements that are predictive in nature, that depend upon or refer to future events or conditions or that include words such as "expects," "anticipates," "intends," "plans," "believes," "estimates" and similar expressions are forward-looking statements. Although we believe that these statements are based upon reasonable assumptions, including projections of orders, sales, operating margins, earnings, cash flow, research and development costs, working capital, capital expenditures and other projections, they are subject to several risks and uncertainties.

Investors are cautioned that our forward-looking statements are not guarantees of future performance and the actual results or developments may differ materially from the expectations expressed in the forward-looking statements.

As for the forward-looking statements that relate to future financial results and other projections, actual results will be different due to the inherent uncertainty of estimates, forecasts and projections may be better or worse than projected. Given these uncertainties, you should not place any reliance on these forward-looking statements. These forward-looking statements also represent our estimates and assumptions only as of the date that they were made. We expressly disclaim a duty to provide updates to these forward-looking statements, and the estimates and assumptions associated with them, after the date of this filing to reflect events or changes in circumstances or changes in expectations or the occurrence of anticipated events. You are advised, however, to consult any additional disclosures we make in our reports on Form 10-K, Form 10-Q, Form 8-K, or their successors.

Item 4.01 Changes in Registrant's Certifying Accountant.

On November 6, 2010, Averett, Warmus, Durkee, Osborn, Hennings, CPAs ("AWDOH") was appointed as the independent registered public accounting firm for Freedom Environmental Services, Inc., commencing immediately, and Tarvaran, Askelson & Company ("TAC") was dismissed as the independent auditors for the Company as of November 5, 2010. TAC was engaged on May 13, 2009.  The decision to dismiss TAC was approved by the Board of Directors on November 5, 2010.

The report of TAC on the financial statements for year ended December 31, 2009 and 2008 did not contain any adverse opinion or disclaimer of opinion or was qualified or modified as to uncertainty, audit scope or accounting principles except for the following:

“The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern. As discussed further in Note 2, the Company has incurred significant losses.  The Company's viability is dependent upon its ability to obtain future financing and the success of its future operations.  These factors raise substantial doubt about the Company's ability to continue as a going concern.  Management's plan in regard to these matters is also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.”

 During the Company's one most recent completed fiscal years and through the date of dismissal, there were no disagreements with TAC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of TAC, would have caused it to make reference to the subject matter of the disagreements in connection with its reports with respect to the financial statements of the Company.

During the Company's one most recent completed fiscal years and through the date of dismissal, there were no "reportable events" as such term is described in Item 304(a)(1)(v) of Regulation S-K under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), with respect to the Company.

During the Company's two most recent completed fiscal years and through the date of engagement, the Company did not consult with AWDOH with respect to the Company regarding (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K under the Exchange Act and the related instructions to Item 304 of Regulation S-K) or a "reportable event" (as such term is described in Item 304(a)(1)(v) of Regulation S-K), or (iii) any of the matters or events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-K.

The Company has furnished a copy of this Report to TAC and requested them to furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the statements made by the Company herein in response to Item 304(a) of Regulation S-K and, if not, stating the respects in which it does not agree. The letter from TAC is submitted as Exhibit 16.1.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

16.1           Letter from Tarvaran, Askelson & Company

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FREEDOM ENVIRONMENTAL SERVICES, INC.

Date: November 17, 2010	By:	/s/ Michael Borish
Michael Borish
Chief Executive Officer, President, Secretary, and Sole Director